Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE is dated as of October 15, 2013, (this “Supplemental Indenture”) by and among HTH OPERATING PARTNERSHIP LP, a Delaware limited partnership (formerly known as Affordable Residential Communities LP) as issuer, (the “Company”), HILLTOP HOLDINGS INC., a Maryland corporation (formerly known as Affordable Residential Communities, Inc.), as guarantor (“Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has executed and delivered to the Trustee an indenture dated as of August 9, 2005 (as amended, supplemented and modified from time to time, the “Indenture”), pursuant to which the Company issued its 7 ½% Senior Exchangeable Notes due 2025 (the “Securities”);

WHEREAS, Guarantor desires to irrevocably and unconditionally agree to guarantee the Company’s obligations under the Indenture and the Securities, pursuant to the terms set forth herein (the “Guarantee”);

WHEREAS, Section 10.1(i) of the Indenture provides that the Company may supplement or amend the Indenture without notice or consent to any Holder, in order to effect any amendments that the Company may deem desirable or necessary and which shall not be inconsistent with the provisions of the Indenture, so long as such action does not adversely affect the interest of the Holders of the Securities;

WHEREAS, pursuant to Section 10.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has furnished the Trustee with an Officers’ Certificate and an Opinion of Counsel complying with the requirements of Section 11.4 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, Guarantor and Trustee and a valid amendment to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities, as follows:

1.                                      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.

(a)                                 Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company thereunder, as follows:

(i)                                     the principal of, (including premium, if any) and accrued interest on, the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

(b)                                 Guarantor hereby agrees that this is a guarantee of payment and not a guarantee of collection.

(c)                                  Guarantor hereby agrees that its obligations under this Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(d)                                 Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and further covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture or as otherwise described in Section 3 of this Supplemental Indenture hereof.

(e)                                  Each of the Company, Guarantor and Trustee hereby confirms that it is the intention of all parties that this Guarantee shall not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any this Guarantee.  To effectuate the foregoing intention, each of the Company, Guarantor and Trustee hereby irrevocably agrees that the obligations of Guarantor shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Guarantor that are relevant under such laws, result in the obligations of Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

3.                                      Release of Guarantee.

(a)                                 Guarantor shall be released and relieved of its obligations under this Guarantee under the following circumstances:

(i)                                     in the event of any sale or other disposition of all or substantially all of the assets of Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of Guarantor (including by way of merger or consolidation); or

(ii)                                  upon satisfaction and discharge of the Indenture in accordance with Article 9 of the Indenture.

provided however, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect in the event that (y) the Company’s obligations under the Indenture and the Securities are revived and reinstated pursuant to Section 9.4 of the Indenture, or (z) any Holder of

Securities, Trustee or Paying Agent is required by any court or governmental authority to return to the Company, Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantor, any amount paid by the Company or Guarantor to any Holder, Trustee or Paying Agent.

4.                                      Notices to Guarantor.  Any demand, notice, request, consent or communication to Guarantor shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following address:

200 Crescent Court, Suite 1330

Dallas, Texas 75201

Attention: General Counsel

Facsimile No.: (214) 580-5722

5.                                      No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company or Guarantor, as such, shall have any liability for any obligations of the Company or Guarantor under the Indenture, the Securities, or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release are part of the consideration for guarantee of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

6.                                      GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

7.                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.                                      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Guarantor and the Company.

[Remainder of Page Intentionally Left Blank;

Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above

COMPANY:

HTH OPERATING PARTNERSHIP LP

By:	Hilltop Holdings Inc., its general partner

By:	/s/ Jeremy B. Ford
Name: Jeremy B. Ford
Title: Chief Executive Officer

GUARANTOR:

HILLTOP HOLDINGS INC.

By:	/s/ Jeremy B. Ford
Name: Jeremy B. Ford
Title: Chief Executive Officer

Signature Page to

First Supplemental Indenture

TRUSTEE:

US BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald Hurrelbrink
Name: Donald Hurrelbrink
Title: Vice President

Signature Page to

First Supplemental Indenture